SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2007

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2007, the Board of Directors of Adolor Corporation (the “Company”) approved the amendment and restatement of the Company’s Bylaws as of such date to allow for the issuance and transfer of uncertificated shares as well as to make a number of additional modifications. The modifications to allow for the issuance and transfer of uncertificated shares have been adopted in response to the Nasdaq Stock Market’s requirement that companies be eligible, by January 1, 2008, for participation in the Direct Registration System (DRS). The DRS, which is currently administered by The Depository Trust Company, allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

The additional modifications included various additions to the description of stockholder meetings, the addition of a prohibition against stockholder action by written consent, the addition of Article VI (General Provisions) and the addition of provisions covering practices commonly employed under Delaware General Corporation Law, such as action without a meeting of the Board of Directors, presence at a meeting and reliance on records.

The foregoing summary of the Bylaw amendments is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.2	Amended and Restated Bylaws of Adolor Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Martha E. Manning
Name:	Martha E. Manning
Title:	Senior Vice President, General Counsel and Secretary

Dated: December 14, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Adolor Corporation.